EXHIBIT 10.12.2

SECOND AMENDMENT

SPECTRA ENERGY CORP

2007 LONG-TERM INCENTIVE PLAN

THIS SECOND AMENDMENT is made this 8th day of December, 2008, by Spectra Energy Corp, a Delaware corporation (the “Company”), and amends the Spectra Energy Corp 2007 Long-Term Incentive Plan originally adopted by the Company and effective as of December 18, 2006 (the “Plan”), and amended from time to time thereafter, in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

The Plan is hereby amended effective as of December 31, 2008, as follows:

Section 10.3 is deleted in its entirety and replaced with the following:

10.3. Code Section 409A Deferral Election Transition Rule. Notwithstanding any other Plan provision to the contrary, payment under any Award that is subject to Code Section 409A and was issued to the Participant on or before December 31, 2008 may, at the Participant’s election, be deferred or accelerated to a date that Participant specifies in such election, subject to approval by the Committee, provided that (a) no amount otherwise payable in 2007 shall be deferred beyond 2007, (b) no amount otherwise payable after 2007 shall be accelerated and paid in 2007, (c) no amount otherwise payable in 2008 shall be deferred beyond 2008 unless the Participant’s election was made not later than December 31, 2007, and (d) no amount otherwise payable after 2008 shall be accelerated and paid in 2008 unless the Participant’s election was made not later than December 31, 2007. In the event that the Internal Revenue Service (or other governmental entity) extends this transition rule under Code Section 409A, such extension shall automatically apply to the Plan.

Section 13 is amended to add the following sentence to the end thereof:

Notwithstanding the foregoing, with respect to an Award (i) that is subject to Code Section 409A and (ii) for which a Change in Control would accelerate the timing of payment thereunder, the term “Change in Control” shall mean a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the Corporation as defined in Code Section 409A and authoritative guidance thereunder, but only to the extent inconsistent with the above definition and as necessary to comply with Code Section 409A as determined by the Committee.

As amended hereby, the Plan is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has adopted and executed this Second Amendment on this 11th day of December, 2008, to be effective as of December 31, 2008.

SPECTRA ENERGY CORP

By:	/s/ James M. Pruett

Name:	James M. Pruett

Title:	Group Vice President, HR and Support Services